                                                                     EXHIBIT (K)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1996-2 Monthly Statement
                      Class A Certificate CUSIP #25466KAW9
                      Class B Certificate CUSIP #25466KAX7


Trust Distribution Date: February 16, 1999  Due Period Ending:  January 31, 1999

Pursuant to the Series Supplement dated as of January 29, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
     -----------------------------------------------------------------------------------------------------------

     Series  1996-2                                     Total          Interest          Principal
         Class A      32 days at 5.220000000%       $4.640000000     $4.640000000       $0.000000000

         Class B      32 days at 5.360000000%       $4.764444444     $4.764444444       $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------
  (a) Aggregate Investor Interest                        $18,523,937,675.97
      Seller Interest                                     $8,500,504,232.54

      Total Master Trust                                 $27,024,441,908.51


  (b) Group One Investor Interest                        $15,973,937,675.97

  (c) Group Two Investor Interest                         $2,550,000,000.00

  (d) Series 1996-2 Investor Interest                       $947,369,000.00

  (e) Class A Investor Interest                             $900,000,000.00

      Class B Investor Interest                              $47,369,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                                                Finance Charge     Principal        Yield
                                                                  Collections      Collections     Collections
 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation                                  $282,830,513.13  $2,887,047,729.63      $0.00

     Seller                                                         $143,349,474.46  $1,463,267,771.74      $0.00

 (b) Group One Allocation                                           $244,165,759.94  $2,492,369,706.08      $0.00

 (c) Group Two Allocation                                            $38,664,753.19    $394,678,023.55      $0.00

 (d) Series 1996-2 Allocations                                       $14,364,396.48    $146,627,383.98      $0.00

 (e) Class A Allocations                                             $13,646,283.20    $139,297,102.36      $0.00

     Class B Allocations                                                $718,113.28      $7,330,281.62      $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------
                         Deposits into the
                          SPFAs This           SPFA       Deposit Deficit    Investment
                          Due Period          Balance         Amount           Income
     Series 1996-2           $0.00            $0.00               0.00            $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                 Total Payments
                           Amount Paid       Deficit Amount      Through This
                         This Due Period    This Due Period      Due Period

     Series 1996-2                 $0.00                $0.00            $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------
                                           Deposits Into the
                                              SIFAs This
                                              Due Period     SIFA Balance
     Series 1996-2                         $4,401,686.97                $0.00

7.   Pool Factors
     ------------                                           This Due Period
     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------                                  Cumulative
                                                              Investor Charged-Off
                                       This Due Period             Amount
 (a) Group One                            $98,409,402.02                     $0.00

 (b) Group Two                            $15,583,574.21                     $0.00

 (c) Series 1996-2                         $5,789,475.43                     $0.00

 (d) Class A                               $5,500,044.60                     $0.00

     Class B                                 $289,430.83                     $0.00

9.   Investor Losses This Due Period
     -------------------------------                         Per $1,000 of
                                                           Original Invested
                                                Total         Principal
 (a) Group One                                     $0.00               $0.00

 (b) Group Two                                     $0.00               $0.00

 (c) Series 1996-2                                 $0.00               $0.00

 (d) Class A                                       $0.00               $0.00

     Class B                                       $0.00               $0.00

10.  Reimbursement of Investor Losses This Due Period        Per $1,000 of
     ------------------------------------------------      Original Invested
                                                Total         Principal

 (a) Group One                                     $0.00               $0.00

 (b) Group Two                                     $0.00               $0.00

 (c) Series 1996-2                                 $0.00               $0.00

 (d) Class A                                       $0.00               $0.00

     Class B                                       $0.00               $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses        Per $1,000 of
     ------------------------------------------------       Original Invested
                                               Total           Principal
 (a) Group One                                     $0.00                $0.00

 (b) Group Two                                     $0.00                $0.00

 (c) Series 1996-2                                 $0.00                $0.00

 (d) Class A                                       $0.00                $0.00

     Class B                                       $0.00                $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------
 (a) Group One                                            $26,838,507.22

 (b) Group Two                                             $4,250,000.00

 (c) Series 1996-2                                         $1,578,948.33

 (d) Class A                                               $1,500,000.00

     Class B                                                  $78,948.33

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------
                                                             As a Percentage
                                                               of Class A
                                              Total          Invested Amount
     Series 1996-2 Class B                  $104,210,590.00    11.5790%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                         Shared Amount   Class B Amount
     Maximum Amount                                $0.00   $56,842,140.00

     Available Amount                              $0.00   $56,842,140.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                         $0.00            $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding  $27,450,960,880.70

                         Delinquent Amount  Percentage of Ending
     Payment Status      Ending Balance     Receivables Outstanding
     30-59 days         $791,434,358.29            2.88%

     60-179 days      $1,272,230,398.44            4.63%


                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee


                              BY:
                                 -----------------------------

                                        Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1996-2 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of January 29, 1996 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-2 Master Trust Certificates for the Distribution Date occurring on February 16, 1999:

 1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.   The aggregate amount of Collections processed during the related Due
      Period is equal to                                                                           $4,776,495,489.06

 4.   The aggregate amount of Class A Principal Collections processed during
      the related Due Period is equal to                                                             $139,297,102.36

 5.   The aggregate amount of Class A Finance Charge Collections processed
      during the related Due Period is equal to                                                       $13,646,283.20

 6a.  The aggregate amount of Class A Principal Collections recharacterized as
      Series Yield Collections during the related Due Period is equal to                                       $0.00

 6b.  The aggregate amount of Class A Additional Funds for this Distribution
      date is equal to                                                                                         $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class A Required Amount Shortfall                                               $0.00
           is equal to

      (b)  with respect to the Class A Cumulative Investor Charged-Off                                         $0.00
           Amount is equal to

      (c)  with respect to the Class A Investor Interest is equal to                                           $0.00

 8.   The sum of all amounts payable to the Class A Certificateholders
      on the current Distribution Date is equal to                                                     $4,176,000.00

 9.   The aggregate amount of Class B Principal Collections processed during
      the related Due Period is equal to                                                               $7,330,281.62

10.   The aggregate amount of Class B Finance Charge Collections processed
      during the related Due Period is equal to                                                          $718,113.28

11a.  The aggregate amount of Class B Principal Collections recharacterized as
      Series Yield Collections during the related Due Period is equal to                                       $0.00

11b.  The aggregate amount of Class B Additional Funds for this Distribution
      date is equal to                                                                                         $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class B Required Amount Shortfall                                               $0.00
           is equal to

      (b)  with respect to the Class B Cumulative Investor Charged-Off                                         $0.00
           Amount is equal to

      (c)  with respect to the Class B Investor Interest is equal to                                           $0.00

13.   The sum of all amounts payable to the Class B Certificateholders
      on the current Distribution Date is equal to                                                       $225,686.97

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 16th day of February, 1999.



                           GREENWOOD TRUST COMPANY
                             as Master Servicer

                           By:
                              ------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer